Exhibit  8(d)


                              AMENDED AND RESTATED
                TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      THIS AGREEMENT, effective as of June 29, 2000 is entered into by and between QUANTITATIVE MASTER SERIES TRUST, a Delaware business trust (the "Trust"), on behalf of each of its series listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time (each, a "Series") and FINANCIAL DATA SERVICES, INC., a Florida corporation ("FDS").

                                   WITNESSETH:

      WHEREAS, certain investment companies listed on Exhibit B attached hereto, as such Exhibit may be amended from time to time (each a "Feeder" and collectively, the "Feeders"), currently invest, or are anticipated to invest, all of the assets of one or more of their respective series listed on Exhibit B attached hereto (each a "Fund" and collectively, the "Funds"), in the corresponding Series of the Trust; and

      WHEREAS, in connection with such investments, the Trust wishes to appoint FDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series listed on Exhibit A attached hereto, upon, and subject to, the terms and provisions of this Agreement, and FDS is desirous of accepting such appointment upon, and subject to, such terms and provisions.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the Trust and FDS agree as follows:

      1. Appointment of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

            (a) The Trust hereby appoints FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series upon, and subject to, the terms and provisions of this Agreement.

            (b) FDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

      2. Definitions. In this Agreement:

                  (I) The term "Act" means the Investment Company Act of 1940, as amended from time to time and any rule or regulation thereunder;

                  (II) The term "Account" means any account of an
            Interestholder, or, if the Interests are held in an account in the name of a Broker-Dealer for the benefit of an identified person, such account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self-Employed Individuals Retirement Act of 1962 ("Keogh Act Plan") and any account under a plan (by whatever name referred to in the Prospectus) pursuant to
            Section 401(k) of the Internal Revenue Code;

                  (III) The term "application" means an application made by an
            Interestholder or prospective Interestholder respecting the opening of an Account;


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                  (IV) The term Broker-Dealer means a registered broker-dealer that sells shares of one or more of the Series;

                  (V) The term "Interest" means a beneficial interest in the
            Trust irrespective of class or Series;

                  (VI) The term "Interestholder" means a holder of record of an
            Interest in a Series that is affiliated with the Trust;

                  (VII) The term "MFD" means Mercury Funds Distributor, a
            division of Princeton Funds Distributor, Inc., a Delaware corporation;

                  (VIII) The term "Officer's Instruction" means an instruction in writing given on behalf of one or more Series to FDS, and signed on behalf of such Series by the President, any Vice President, the Secretary or the Treasurer of the Trust;

                  (IX) The term "Prospectus" means the Prospectus and the
            Statement of Additional Information of the relevant Series as from time to time in effect.

      3. Duties of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

            (a) Subject to the succeeding provisions of the Agreement, FDS hereby agrees to perform the following functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series;

                  (I) Issuing, transferring and redeeming Interests;

                  (II) Opening, maintaining, servicing and closing Accounts;

                  (III) Maintaining a segregated account in its records,
            representing only assets held by each Feeder on behalf of each of its respective Funds;


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                  (IV) Transmitting confirmations of each transaction by each
            Feeder to persons employed by such Feeder, other than those persons authorized to transmit investment instructions to the Trust on behalf of such Feeder.

                  (V) Cooperating with the Trust in implementing internal
            accounting controls that subject all confirmations from FDS of each transaction by each of the Feeders to daily proof against the Trust's transaction authorizations.

                  (VI) Cooperating with the Trust in establishing additional internal accounting controls and procedures to insure that reconciliation of each Feeder's books and records with the records of FDS, as transfer agent for the Trust, is accomplished periodically.

                  (VII) Upon ceasing to act as Transfer Agent, Dividend
            Disbursing Agent and Shareholder Servicing Agent for any Series, delivering all Interests held for each Fund to a successor clearing agency, custodian or safekeeper designated by the respective Feeder, or in the event that such Feeder has not designated a successor, to a bank having the qualifications prescribed in Section 26(a)(1) of the Act for trustees of unit investment trusts, such Interests to be held by such bank as custodian for such Feeder under terms customary to a custodian agreement between banks and investment companies.

                  (VIII) Exchanging the investment of an Interestholder into, or from, other Series of the Trust, if any, if and to the extent permitted by the Prospectus at the direction of such Interestholder;

                  (IX) Processing redemptions;

                  (X) Examining and approving legal transfers;


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                  (XI) Furnishing such confirmations of transactions relating to
            Interests as required by applicable law;

                  (XII) Acting as agent for the Trust with respect to furnishing each Interestholder such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law;

                  (XIII) Acting as agent for the Trust, with respect to mailing annual, semi-annual and quarterly reports prepared by or on behalf of each Series;

                  (XIV) Furnishing such periodic statements of transactions
            effected by FDS, reconciliations, balances and summaries as a Series may reasonably request;

                  (XV) Maintaining such books and records relating to
            transactions effected by FDS as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Trust or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between FDS and the Trust. In addition, FDS agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to ensure preservation of at least one copy of such information;

                  (XVI) Reinvesting dividends for Interests and disbursing cash dividends, as applicable.

            (b) FDS agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Interestholders, mailing such notices, proxies and proxy statements


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

      in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Trust the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Trust certified lists of Interestholders as of such date, in such form and containing such information as may be required by the Trust.

            (c) FDS agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of FDS under this Agreement with respect to Accounts.

            (d) FDS agrees to furnish to the Trust such information and at such intervals as is necessary for the Series to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, blue sky authorities or other governmental authorities.

            (e) FDS agrees to provide to the Trust such information as may reasonably be required to enable each Series to reconcile the number of outstanding Interests between FDS' records and the account books of the Trust.

            (f) Notwithstanding anything in the foregoing provisions of this paragraph, FDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be agreed in writing signed by both parties.

      4. Out-of-pocket Expenses. The Trust agrees to reimburse FDS for its out-of-pocket expenses, with respect to each Series out of the assets of each Series, based on each Series' allocable share of the foregoing expenses as set forth in the Schedule of Expenses attached hereto.


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

      5. Right of Inspection. FDS agrees that it will, in a timely manner, make available to any officer, accountant, attorney or authorized agent of the Trust, and permit such persons to examine and make transcripts and copies (including photocopies and computer or other electronic information storage media and print-outs) of, any and all of its books and records which relate to any transaction or function performed by FDS under or pursuant to this Agreement.

      6. Confidential Relationship. FDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than to the Interestholder concerned, or the Trust, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same), except as may be authorized by the Trust by way of an Officer's Instruction.

      7. Indemnification. The Trust shall indemnify and hold FDS harmless from any losses, costs, damages and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Trust's consent, which consent shall not be unreasonably withheld) incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, provided that this indemnification shall not apply to actions or omissions of FDS in cases of willful misconduct, failure to act in good faith or negligence by FDS, its officers, employees or agents, and further provided that prior to confessing any claim against it which may be subject to this indemnification, FDS shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of FDS. An action taken by FDS upon any Officer's Instruction, other than an Officer's Instruction


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

relating to the exchange or redemption of Interests, reasonably believed by it to have been properly executed shall not constitute willful misconduct, failure to act in good faith or negligence under this Agreement.

      8. Regarding FDS.

            (a) FDS hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as both parties may mutually determine to be reasonably necessary for the satisfactory performance of the duties and responsibilities of FDS hereunder. FDS warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series possess the special skill and technical knowledge appropriate for that purpose. FDS shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Series. FDS agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

            (b) FDS warrants and represents that it is duly authorized and permitted to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent under all applicable laws and that it will immediately notify the Trust of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.


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      9. Termination.

            (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and shall thereafter continue from year to year. This Agreement may be terminated by the Trust, with respect to any one or more Series, or by FDS in each case (without penalty to the other party), provided that the terminating party gives the other party written notice of such termination at least sixty
      (60) days in advance, except that the Trust may terminate this Agreement immediately upon written notice to FDS if the authority or permission of FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent has been revoked or if any proceeding or other action which the Trust reasonably believes will lead to such revocation has been commenced.

            (b) Upon termination of this Agreement, FDS shall deliver all records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Disbursing Agent and Shareholder Servicing Agent for the Trust along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Trust assumes all responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.


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      10. Amendment. This Agreement may be amended or modified only by further written agreement between the parties.

      11. Governing Law. This Agreement shall be governed by the laws of the State of New York.


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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.

                                     QUANTITATIVE MASTER SERIES TRUST
                                      on behalf of each of its Series

                                     By:
                                         ------------------------------
                                          Name:
                                          Title:


                                     FINANCIAL DATA SERVICES, INC.

                                     By:
                                         ------------------------------
                                          Name:
                                          Title:


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

                                   EXHIBIT A

Series of QUANTITATIVE MASTER SERIES TRUST

Master S&P 500 Index Series
Master Mid Cap Index Series
Master Extended Market Index Series
Master Small Cap Index Series
Master Aggregate Bond Index Series
Master International (GDP Weighted) Index Series
Master International (Capitalization Weighted) Index Series
Master QA Large Cap Core Series*
Master QA Large Cap Value Series*
Master QA Large Cap Growth Series*
Master QA Mid Cap Series*
Master QA Small Cap Series*
Master QA International Series*

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* These Series are not yet operating.

                                    EXHIBIT B

FEEDERS AND THEIR RESPECTIVE SERIES

                                                            Effective Date
                                                            --------------
Mercury Index Funds, Inc.
         Mercury S&P 500 Index Fund                         August 2, 1999
         Mercury Mid Cap Index Fund*
         Mercury Small Cap Index Fund                       August 2, 1999
         Mercury Aggregate Bond Index Fund                  August 2, 1999
         Mercury International Index Fund                   August 2, 1999

Merrill Lynch Index Funds, Inc.
         Merrill Lynch S&P 500 Index Fund                  October 31, 2000
         Merrill Lynch Mid Cap Index Fund*
         Merrill Lynch Extended Market Index Fund*
         Merrill Lynch Small Cap Index Fund                October 31, 2000
         Merrill Lynch Aggregate Bond Index Fund           October 31, 2000
         Merrill Lynch International Index Fund            October 31, 2000

Mercury QA Equity Series, Inc.                          Upon conversion to a
         Mercury QA Large Cap Core Fund                 Master/Feeder Structure
         Mercury QA Large Cap Value Fund
         Mercury QA Large Cap Growth Fund
         Mercury QA Mid Cap Fund
         Mercury QA Small Cap Fund
         Mercury QA International Fund

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* These Funds are not yet operating.

                              SCHEDULE OF EXPENSES

                               Out of Pocket Costs

o  Postage costs                          o  Handling costs (ADP)

o  Envelopes/stationary costs             o  Fed wire charges (excluding wires
                                             to/from a Series' custody accounts)

o  Record storage and retrieval costs     o  Forms

o  Telephone (local and long distance)    o  Returned check fees/charges and
   charges                                   other similar fees/charges

o  Pre-authorized check fees              o  Any other costs as agreed in
                                             writing by the parties